U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934

PSP Industries, Inc.

 (Exact Name of Registrant as specified in its charter)

                                                          Utah

             87-0342226

             (State or other jurisdiction of               (I.R.S. Employer I.D. No.)

                                                       incorporation)

1301 West 50 South, Centerville, Utah  84014

 (Address of Principal Executive Office)

Registrant’s Telephone Number, including Area Code:  (801) 296-8622

Securities registered pursuant to Section 12(b) of the Act:  None.

Securities to be registered pursuant to Section 12(g) of the Act:

Title of Class
$0.001 par value Common Stock

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one)

[  ]

Large Accelerated Filer

[  ]

Accelerated Filer

[  ]

Non-Accelerated Filer

[X]

Smaller Reporting Company

(Do not check if a smaller reporting company)

The Exhibit Index is located on page 51.

TABLE OF CONTENTS

Item 1.  Business

3

Item 1A.  Risk Factors

8

Item 2.  Financial Information

13

Item 3.  Properties

15

Item 4.  Security Ownership of Certain Beneficial Owners and Management.

16

Item 5.  Directors, Executive Officers, Promoters and Control Persons.

17

Item 6.  Executive Compensation.

18

Item 7.  Certain Relationships and Related Transactions

19

Item 8.  Legal Proceedings

20

Item 9.  Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

20

Item 10.  Recent Sales of Unregistered Securities

23

Item 11.  Description of Registrant’s Securities to be Registered

24

Item 12.  Indemnification of Directors and Officers

24

Item 13.  Financial Statements and Supplementary Data

26

Item 14.  Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

51

Item 15.  Financial Statements and Exhibits

51

Item 1.  Business.

Introduction

We (“PSP Industries, Inc.” or our “Company,” and “we,” “our,” “us” and words of similar import) were organized under the laws of the State of Utah on August 21, 1978, under the name “Sampson Resources,” to engage in any lawful business and for the purpose of acquiring any business or enterprise that would be beneficial to us and our stockholders.  Accordingly, we were deemed to be a “blank-check” company.

We had business operations during the years beginning in 1978 through early 1987, and we are now a “shell company” as defined in Rule 12b-2 of the Securities and Exchange Commission (the “SEC”) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  See the heading “Business Development” below.

Business Development

The following is a summary of material organizational and business development events since our inception:

•

We were incorporated under the laws of the state of Utah on August 21, 1978, under the name “Samson Resources,” with an authorized capital of Ten Million (10,000,000) authorized shares of a par value of One Cent ($0.01) per share.

•

On or about January 24, 1980, we filed Articles of Amendment to our Articles of Incorporation whereby we changed our authorized shares to Fifty Million (50,000,000) shares of a par value of One Mill ($0.001) per share.

•

On or about April 17, 1984, we effected a reverse split of our outstanding securities on a basis of one for five, while retaining the then present authorized capital and par value, with appropriate adjustments to our capital accounts.  All computations hereafter take into account this recapitalization.

•

On or about October 13, 1995, we filed an Amendment to our Articles of Incorporation, changing our name to “PSP Industries, Inc.”

•

On December 9, 2003, we filed Amended and Restated Articles of Incorporation whereby our authorized shares were increased to Two Hundred Million (200,000,000) shares and our par value was changed to One Cent ($0.01) per share.

•

Also on December 9, 2003, we filed Second Amended and Restated Articles of Incorporation whereby our par value was changed to One Mill ($0.001) per share.

•

On or about December 15, 2003, we effected a reverse split of our outstanding securities on a basis of one for 10, and while retaining the then present authorized capital and par value, with appropriate adjustments to our capital accounts.  All computations hereafter take into account this recapitalization.

•

We discontinued our business operations in early 1987 for lack of funding.

The following are the material differences from the prior Articles of Incorporation of the Company and the Second Amended and Restated Articles of Incorporation of the Company: Article I of the Company’s prior Articles of Incorporation (the “Prior Articles”) indicates the name of the Company; and Article I of the Company’s Second Amended and Restated Articles of Incorporation (the “New Articles”) reflects the Company’s current name, “PSP Industries, Inc.”  Article II of the Prior Articles was amended in a new Article II to reflect that the Company is organized to engage in any lawful purpose.  The old Article II in the Prior Articles, reflecting that the Company’s duration was perpetual has been stricken from the New Articles, as under the Utah Revised Business Corporation Act, Section 16-10a-302, all corporations have perpetual duration unless the Articles express otherwise.  Article III of the Prior Articles, reflecting that the Company was organized for the purpose of mining has been amended to limit the liability of directors to the full extent allowable under the Utah Revised Business Corporation Act in the New Articles.  Article IV has been amended to adjust the Company’s capitalization from Ten Million (10,000,000) shares of a par value of One Cent ($0.01) per share in the Prior Articles to Two Hundred Million (200,000,000) shares of a par value of One Mill ($0.001) per share in the New Articles.  Article V of the Prior Articles, which abolished pre-emptive rights, has been amended to reflect the name and address of the registered office and the registered agent of the Company in the New Articles; there is no Article eliminating preemptive rights in the New Articles because the Utah Revised Business Corporation Act, Section 16-10a-630, prohibits preemptive rights unless specifically stated in the Articles of Incorporation.  Article VI of the Prior Articles, regarding the prohibition to not commence business until at least $1,000 has been paid into the Company has been amended in the New Articles to allow a majority of the members of the Company’s Board of Directors to set the size of the Board and the fill vacancies on the Board.  Article VII of the Prior Articles regarding Internal Affairs of the Company has been deleted and the new Article VII as amended authorizes the Company to make, amend, alter, or repeal its own Bylaws.  Article VIII of the Prior Articles, regarding registered office and agent has been amended in the New Articles to provide for action by written consent of the holders of outstanding voting securities having the minimum number of votes necessary to authorize or take the action at a meeting at which all shares entitled to vote were authorized to be present and vote, in accordance with the Sections 16-10a-704 and 16-10a-1704 of the Utah Revised Business Corporation Act.  Article IX of the Prior Articles regarding directors has been amended in the New Articles to provide for an exemption from the Utah Control Shares Acquisition Act, Section 61-6-1, so that acquisitions or mergers that may have been the subject of such Section, are exempted therefrom.  Finally, Article X, Incorporators and Article XI, Officers and Directors Contracts, of the Prior Articles, have been repealed in the New Articles, as these matters are customarily handled in the Bylaws or in the Utah Revised Business Corporation Act.

Material Business Development Exhibits

Copies of the following documents are filed as Exhibits to this Registration Statement.  See Item 15.

•

Second Amended and Restated Articles of Incorporation, filed December 10, 2003.

•

Bylaws.

Issuers Involved in Bankruptcy Proceedings During the Past Five Years

Except as outlined above, we have not been involved in any bankruptcy, receivership or any similar proceeding since our inception.

Voluntary Filing of Registration Statement

We are voluntarily filing this Registration Statement so that we can become a “reporting issuer” under the Exchange Act.  That will allow us to seek to attempt to have our common stock publicly quoted on the OTC Bulletin Board of Financial Industry Regulatory Authority (“FINRA”) or some other nationally recognized medium.  Our common stock was last publicly quoted in December, 1985.  We cannot ensure that we will be successful in obtaining quotations of our common stock on the OTC Bulletin Board, the Pink OTC Markets (the “Pink Sheets”) or any other nationally recognized medium.  Our management believes that being a reporting issuer will facilitate our ability to obtain public quotations for our common stock.  Presently, FINRA requires companies seeking quotations on the OTC Bulletin Board to be reporting issuers, and management also believes that in the present corporate regulatory climate, being a reporting issuer will soon become a requirement for every nationally recognized medium on which securities of public companies are publicly traded.  The information required to be filed by us with SEC as a reporting issuer may also provide us with some credibility when seeking to acquire businesses or other acquisition opportunities in the future. There is currently no public market for our shares of common stock.

Additional Information

You may read and copy any materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  You may also find all of the reports or registration statements that we file electronically with the SEC at its Internet site at www.sec.gov.  Please call the SEC at 1-202-551-8090 for further information on this or other Public Reference Rooms.  Our SEC reports and registration statements are also available from commercial document retrieval services, such as CCH Washington Service Bureau, whose telephone number is 1-800-955-0219.

Business

We are currently seeking potential assets, property or businesses to acquire, in a business combination, by reorganization, merger or acquisition.  We have had no material business operations since early, 1987.  Our plan of operation for the next 12 months is to: (i) consider guidelines of industries in which we may have an interest; (ii) adopt a business plan regarding engaging in the business of any selected industry; and (iii) to commence operations through funding and/or the acquisition or business combination with a “going concern” engaged in any industry selected.  We are unable to predict the time as to when and if we may actually participate in any specific business endeavor, and we will be unable to do so until we determine any particular industry in which we may conduct business operations.

We are not currently engaged in any substantive business activity except the search for potential assets, property or businesses to acquire, and we have no current plans to engage in any other activity in the foreseeable future unless and until we complete any such acquisition.  In our present form, we are deemed to be a shell company seeking to acquire or merge with a business or company.  We do not intend to restrict our search for business opportunities to any particular business or industry, and the areas in which we will seek out business opportunities may include all lawful businesses.  We recognize that the number of suitable potential business ventures that may be available to us will be extremely limited, and may be restricted to businesses or entities that desire to become a publicly-held company while avoiding what many may deem to be the adverse factors related to an initial public offering (“IPO”) as a method of “going public.”  The most prevalent of these factors include the substantial time requirements, legal and accounting costs, the inability to obtain an underwriter who is willing to publicly offer and sell securities on behalf of the particular entity, the lack of or the inability to obtain the required financial statements for such an undertaking, state limitations on the amount of dilution to public investors in comparison to the stockholders of any such entity, along with other conditions or requirements imposed by various federal and state securities laws, rules and regulations and federal and state agencies that implement them.

Amendments to SEC Form 8-K regarding shell companies and transactions with shell companies require the filing of all information about an acquired company that would have been required to have been filed had any such company filed a Form 10 Registration Statement with the SEC, along with required audited, interim and proforma financial statements, within four business days of the closing of any such transaction (Item 5.01(a)(8) of Form 8-K); and the recent amendments to SEC Rule 144 adopted by the SEC that were effective on February 15, 2008, that limit the resale of most securities of shell companies until 12 months after the filing of such information (the “Form 10 Information”), may eliminate many of the perceived advantages of going public transactions with shell companies.  These types of transactions are customarily referred to as “reverse” reorganizations or mergers in which the acquired company’s stockholders become the controlling stockholders in the acquiring company and the acquiring company becomes the successor to the business operations of the acquired company.  Regulations governing shell companies also deny the use of SEC Form S-8 for the registration of securities and limit the use of SEC Form S-8 to a reorganized shell company until the expiration of 60 days from when any such entity is no longer considered to be a shell company. This prohibition could further restrict opportunities for us to acquire companies that may already have stock option plans in place that cover numerous employees.  In such instances, there may be no exemption from registration for the issuance of securities in any business combination to these employees, thereby necessitating the filing of a registration statement with the SEC to complete any such reorganization, and incurring the time and expenses that are normally avoided by reverse reorganizations or mergers.

Recent amendments to Rule 144, adopted by the SEC and effective on February 15, 2008, codify the SEC’s prior position limiting the tradeability of certain securities of shell companies, including those issued by us in any business combination, and further limit the tradeability of additional securities of shell companies; these proposals will further restrict the availability of opportunities for us to acquire any business or enterprise that desires to utilize us as a means of going public.  See the heading “Rule 144,” of Item 9, for a discussion of the general requirements of Rule 144 and the limitations of Rule 144 with respect to shell companies.

Any of these types of business combination transactions, regardless of the particular prospect, would require us to issue a substantial number of shares of our common stock that could amount to as much as 95% or more of our outstanding voting securities; accordingly, investments in the private enterprise, if available, would be much more favorable than any investment in us.

Management intends to consider a number of factors prior to making any decision to participate in any specific business endeavor, none of which may be determinative or provide any assurance of success.  These may include, but will not be limited to, as applicable, an analysis of the quality of the particular business or entity’s management and personnel; the anticipated acceptability of any new products or marketing concepts that any such business or company may have; the merits of any such business’ or company’s technology or intellectual property; the present financial condition, projected growth potential and available technical, financial and managerial resources; working capital, history of operations and future prospects; the nature of present and expected competition; the quality and experience of any such business’ or company’s management services and the depth of management; the business’ or the company’s potential for further research, development or exploration; risk factors specifically related to the business’ or company’s operations; the potential for growth, expansion and profit; the perceived public recognition or acceptance of products, or services offered and trademarks and name identification; and numerous other factors that are difficult, if not impossible, to properly or accurately quantify or analyze, let alone describe or identify, without referring to specific objective criteria of an identified business or company.

Regardless, the results of operations of any specific entity may not necessarily be indicative of what may occur in the future, by reason of changing market strategies, plant or product expansion, changes in product emphasis, future management personnel and changes in innumerable other factors.  Further, in the case of a new business venture or one that is in a research and development mode, the risks will be substantial, and there will be no objective criteria to examine the effectiveness or the abilities of its management or its business objectives.  Also, a firm market for its products or services may yet need to be established, and with no past track record, the profitability of any such business will be unproven and cannot be predicted with any certainty.

Our management will attempt to meet personally with management and key personnel of any entity providing a potential business opportunity for us, visit and inspect material facilities, obtain independent analysis or verification of information provided and gathered, check references of material personnel and conduct other reasonably prudent measures calculated to ensure a reasonably thorough review of any particular business opportunity; however, due to time constraints of management and limited capital, these activities may be limited.

We are unable to predict the time as to when and if we may actually participate in any specific business endeavor or if at all.  We anticipate that proposed business ventures will be made available to us through personal contacts of directors, executive officers and principal stockholders, professional advisors, broker dealers in securities, venture capital personnel and others who may present unsolicited proposals.  In certain cases, we may agree to pay a finder’s fee or to otherwise compensate the persons who submit a potential business endeavor in which we eventually participate. Such persons may include our directors, executive officers and beneficial owners of our securities or their affiliates. In this event, such fees may become a factor in negotiations regarding any potential venture and, accordingly, may present a conflict of interest for such individuals.  Management does not presently intend to acquire an interest in any business enterprise in which any member has an ownership interest.

Although we currently have no plans to do so, depending on the nature and extent of services rendered, we may compensate members of our management in the future for services that they may perform for us.  Because we currently have extremely limited resources, and we are unlikely to have any significant resources until we have determined a business or enterprise to engage in or have completed a business combination, management expects that any such compensation would take the form of an issuance of shares of our common stock to these persons; this would have the effect of further diluting the holdings of our other stockholders.  There are presently no preliminary agreements or understandings between us and members of our management respecting such compensation.  Any shares issued to members of our management would be required to be resold under an effective registration statement filed with the SEC or could not be publicly sold until 12 months after we file the Form 10 information about the business combination with the SEC as now required by SEC Form 8-K.  These provisions could further inhibit our ability to complete any business combination where finders or others who may be subject to these resale limitations refuse to provide us with any introductions or to close any such transactions unless they are paid requested fees in cash rather than our shares or unless we agree to file a registration statement with the SEC that includes any shares that are to be issued to them, at no cost to them.  These expenses could limit potential acquisition candidates, especially those in need of cash resources, and could affect the number of shares that our stockholders retain following any such transaction, by reason of the increased expense.

Substantial fees are also often paid in connection with the completion of all types of business combinations, ranging from a small amount to as much as $600,000 or more. These fees are usually divided among promoters or founders or finders, after deduction of legal, accounting and other related expenses, and it is not unusual for a portion of these fees to be paid to members of management or to principal stockholders as consideration for their agreement to retire a portion of their shares of common stock or as consideration to them to provide an indemnification for all of our prior liabilities.  Members of management may also actively negotiate or otherwise consent to the purchase of all or any portion of their shares of common stock as a condition to, or in connection with, a proposed business combination.  It is not anticipated that any such opportunity will be afforded to other stockholders or that such other stockholders will be afforded the opportunity to approve or consent to any particular stock buy-out transaction.  In the event that any such fees are paid or shares are purchased, these requirements may become a factor in negotiations regarding any business combination with us and, accordingly, may also present a conflict of interest for such individuals. We have no present arrangements or understandings respecting any of these types of fees or opportunities.  Any of these types of fees that are paid in shares of our common stock will also be subject to the resale limitations embodied in the recent amendments to Rule 144 that prohibit, among other requirements, the public resale of these shares until 12 months after the filing of the Form 10 Information with the SEC.

None of our directors, executive officers, founders or their affiliates or associates are currently involved in any negotiations with any representatives of the owners of any business or company regarding the possibility of a business combination with us.

Competitive Business Conditions and Our Competitive Position in the Industry and Methods of Competition

Management believes that there are literally thousands of shell companies engaged in endeavors similar to those engaged in by us; many of these companies have substantial current assets and cash reserves.  Competitors also include thousands of other publicly-held companies whose business operations have proven unsuccessful, and whose only viable business opportunity is that of providing a publicly-held vehicle through which a private entity may have access to the public capital markets via a reverse reorganization or merger.  There is no reasonable way to predict our competitive position or that of any other entity in these endeavors; however, we, having limited assets and no cash reserves, will no doubt be at a competitive disadvantage in competing with shell companies that have significant cash resources and have recent operating histories when compared with the complete lack of any substantive operations by us since early 1987.

Dependence on One or a Few Major Customers

Our directors and executive officers have not used any particular consultants, advisors or finders on a regular basis.

Need for any Governmental Approval of Principal Products or Services

Because we currently have no business operations, produce no products nor provide any services, we are not presently subject to any governmental regulation in this regard.  However, in the event that we complete a business combination transaction, we will become subject to all governmental approval requirements to which the reorganized, merged or acquired entity is subject or may become subject.

Effect of Existing or Probable Governmental Regulations on our Business

If and when this Registration Statement becomes effective, we will be subject to the following regulations of the SEC and applicable securities laws, rules and regulations:

Smaller Reporting Company

We will become subject to the reporting requirements of Section 13 of the Exchange Act, and subject to the disclosure requirements of Regulation S-K of the SEC, as a “smaller reporting company.”  That designation will relieve us of some of the informational requirements of Regulation S-K applicable to larger companies.

Sarbanes/Oxley Act

We will also become subject to the Sarbanes/Oxley Act of 2002.  The Sarbanes/Oxley Act created a strong and independent accounting oversight board to oversee the conduct of auditors of public companies and strengthens auditor independence.  It also requires steps to enhance the direct responsibility of senior members of management for financial reporting and for the quality of financial disclosures made by public companies; establishes clear statutory rules to limit, and to expose to public view, possible conflicts of interest affecting securities analysts; creates guidelines for audit committee members’ appointment, compensation and oversight of the work of public companies’ auditors; management assessment of our internal controls; auditor attestation to management’s conclusions about internal controls (anticipated to commence with the June 30, 2009, year end); prohibits certain insider trading during pension fund blackout periods; requires companies and auditors to evaluate internal controls and procedures; and establishes a federal crime of securities fraud, among other provisions. Compliance with the requirements of the Sarbanes/Oxley Act will substantially increase our legal and accounting costs.

Exchange Act Reporting Requirements

Section 14(a) of the Exchange Act requires all companies with securities registered pursuant to Section 12(g) of the Exchange Act to comply with the rules and regulations of the SEC regarding proxy solicitations, as outlined in Regulation 14A. Matters submitted to stockholders at special or annual meetings thereof or pursuant to a written consent will require us to provide our stockholders with the information outlined in Schedules 14A or 14C of Regulation 14; preliminary copies of this information must be submitted to the SEC at least 10 days prior to the date that definitive copies of this information are forwarded to our stockholders.

We will also be required to file Annual Reports on SEC Form 10-K and Quarterly Reports on SEC Form 10-Q with the SEC on a regular basis, and will be required to timely disclose certain material events (e.g., changes in corporate control; acquisitions or dispositions of a significant amount of assets other than in the ordinary course of business; and bankruptcy) in a Current Report on SEC Form 8-K.

Cost and Effects of Compliance with Environmental Laws

Our current business operations are not subject to any material environmental laws, rules or regulations that would have an adverse material effect on our business operations or financial condition or result in a material compliance cost; however, we will become subject to all such governmental requirements to which the reorganized, merged or acquired entity is subject or may become subject, on the closing of a business combination.

Number of Total Employees and Number of Full Time Employees

We have no employees.

Item 1A.  Risk Factors

In any business venture, there are substantial risks specific to the particular enterprise which cannot be ascertained until a potential acquisition, reorganization or merger candidate has been identified; however, at a minimum, our present and proposed business operations will be highly speculative and will be subject to the same types of risks inherent in any new or unproven venture, and will include those types of risk factors outlined below.

Extremely Limited Assets and No Source of Revenue; Accordingly, We May Fail.

We have no assets and have had no revenue since 1987; nor will we receive any revenue until we complete a business combination, at the earliest.  We can provide no assurance that any acquired or commenced business will produce any material revenues for us or benefit for our stockholders or that any such business will operate on a profitable basis.

We Are Deemed to be a Shell Company Until We Adopt a Business Plan and Commence Principal Significant Operations.

Our present limited business operations involve those of a shell company.  The only activities to be conducted by us include maintaining our good standing in the State of Utah, compliance with our reporting requirements with the SEC and the seeking out and investigating the potential acquisition of any viable business opportunity in a business combination.

Discretionary Use of Proceeds; Blank Check or Shell Company.

Because we are not currently engaged in any substantive business activities, as well as management’s broad discretion with respect to selecting a business or industry for commencement of operations or completing a business combination, we are deemed to be a blank check or shell company.  Although management intends to apply any proceeds we may receive through the issuance of our common stock or debt securities to a suitable business enterprise or combination, subject to the criteria identified in Item 1, such proceeds will not otherwise be designated for any more specific purpose.  We can provide no assurance that any use or allocation of such proceeds will allow us to achieve our business objectives.

We Are Not Currently Engaged in any Substantive Business Activity, and We Have No Plans to Engage in any Such Activity in the Foreseeable Future, Except the Search for a Business or an Entity to Acquire that May Be Beneficial to Us and that May Benefit Our Stockholders.

When and if we will complete a business combination is presently unknown, and will depend upon various factors, including but not limited to, funding and its availability; and if and when any potential acquisition may become available to us on terms acceptable to us.  No assurance can be given that any such opportunity will be made available to us or will be completed; and if made available or completed, will benefit us or our stockholders.

We Will Seek Out Business Opportunities.

Management will seek out and investigate business opportunities through every reasonably available fashion, including personal contacts, professionals, securities broker dealers, venture capital personnel, members of the financial community and others who may present unsolicited proposals; we may also advertise our availability as a vehicle to bring a company to the public market through a reverse reorganization or merger business combination, subject to the limitations on any such advertising that are included in the Securities Act of 1933, as amended (the “Securities Act”), and the General Rules and Regulations of the SEC promulgated thereunder.

Absence of Substantive Disclosure Relating to Prospective Acquisitions.

Because we have not yet identified any industry or potential business combination that we may engage in or acquire, potential investors in us will have virtually no substantive information upon which to base a decision of whether to invest in us.  Potential investors would have access to significantly more information if we had already identified a potential acquisition or business combination, or if the acquisition or business combination target had made an offering of its securities directly to the public.  We can provide no assurance that any investment in us will not ultimately prove to be less favorable than such a direct investment.

Unspecified Industry and Acquired Business and Unascertainable Risks May Cause us to Fail.

We have not identified any particular industry or business in which to concentrate our efforts.  Accordingly, prospective investors in us currently have no basis to evaluate the comparative risks and merits of investing in the industry or business in which we may acquire or otherwise engage in.  To the extent that we may acquire a business in a high risk industry, we will become subject to those risks.  Similarly, if we acquire a financially unstable business or a business that is in the early stages of development, we will become subject to the numerous risks to which such businesses are subject.  Although management intends to consider the risks inherent in any industry and business in which we may become involved, there can be no assurance that we will correctly assess such risks.

Uncertain Structure of Any Acquisition and Unknown Dilution to Our Stockholders.

Management has had no preliminary contact or discussions regarding, and there are no present plans, proposals or arrangements, to engage in or acquire any specific business, assets or property in a business combination or otherwise.  Accordingly, it is unclear whether such an acquisition or business combination would take the form of an exchange of capital stock, a merger or an asset acquisition.  However, because we have virtually no resources as of the date of this Registration Statement, management expects that any such acquisition or business combination would take the form of an exchange of our capital stock that would further dilute our stockholders.

Auditor’s “Going Concern” Opinion that Expresses Doubt About Our Ability to Continue as a Going Concern.

Our auditors who audited our consolidated financial statements for the calendar years ended June 30, 2008, and 2007, have expressed substantial doubt about our ability to continue as a going concern in Note 7 of our consolidated financial statements for the years ended June 30, 2008, and 2007, which accompany this Registration Statement, due to our status as a shell company and our lack of profitable operations or available funds.  Note 7 of our unaudited consolidated financial statements for the quarterly period ended September 30, 2008, contains a similar expression. See the Index to Financial Statements, Item 15.

There Are Losses Associated with Startup Companies, and We May Fail.

We have not had a profitable operating history; and we cannot guarantee that we will become profitable or that we will complete any business combination of any kind or that if one is completed, that it will become profitable.

Federal and State Restrictions on Blank Check or Shell Companies that Will Further Limit Our Opportunities.

Federal Restrictions

Recent amendments to SEC Form 8-K by the SEC regarding shell companies and transactions with shell companies require the filing of the Form 10 Information about an acquired company that would have been required to have been filed had any such company filed a Form 10 Registration Statement with the SEC, along with required audited, interim and proforma financial statements, within four business days of the closing of any such transaction. These new regulations also deny the use of SEC Form S-8 for the registration of securities of a shell company, and limit the use of SEC Form S-8 to a reorganized shell company until the expiration of 60 days from when any such shell company is no longer considered to be a shell company.  This prohibition could further restrict opportunities for us to acquire companies that may already have stock option plans in place that cover numerous employees.  In such instances, there may be no exemption from registration under the Securities Act for the issuance of securities in any business combination to these employees, thereby necessitating the filing of a registration statement with the SEC to complete any such business combination, and incurring the time and expense normally avoided by reverse reorganizations or mergers.

Further, recent amendments to Rule 144 adopted by the SEC and effective on February 15, 2008, codify the SEC’s prior position limiting the tradeability of certain securities of shell companies, including those issued by shell companies in any acquisition or business combination, and further limit the tradeability of additional securities of shell companies; these proposals will further restrict the availability of opportunities for us to acquire any business or enterprise that may desire to utilize us as a means of going public.  See the heading “Rule 144” of Item 9 for a discussion of the general requirements of Rule 144 and the limitations of Rule 144 with respect to shell companies.

If we publicly offer any securities as a condition to the closing of any acquisition or business combination while we are a blank check or shell company, we will have to fully comply with SEC Rule 419 and deposit all funds in escrow pending advice about the proposed transaction to our stockholders fully disclosing all information required by Regulation 14 of the SEC and seeking the vote and agreement of investment of those stockholders to whom such securities were offered; if no response is received from these stockholders within 45 days thereafter or if any stockholder elects not to invest following our advice about the proposed transaction, all funds that must be held in escrow by us under Rule 419, as applicable, will be promptly returned to any such stockholder.  All securities issued in any such offering will likewise be deposited in escrow, pending satisfaction of the foregoing conditions.  This is only a brief summary of Rule 419.  We do not anticipate making any public offerings of our securities that would come within the context of an offering described in Rule 419.

All of these laws, rules and regulations could severely restrict us from completing an acquisition of any business combination for the following reasons, among others:

•

The time and expense in complying with any of the foregoing could be prohibitive and eliminate the reasons for a reverse reorganization or merger.

•

Management or others who own or are to receive shares that may be subject to the new resale limitations of Rule 144 may demand registration rights for these shares, and the acquisition or business combination candidate may refuse to grant them by reason of the time, cost and expense involved; or because the filing of any such registration statement may be integrated with planned financing options of the acquisition or business combination candidate that could prohibit or interfere with such options or such registration statement.

•

Demands for cash in lieu of securities could be too high a cost of dilution to the acquisition or business combination candidate, especially when taking into account the dilution that results from the shareholdings that are retained by our stockholders.

•

These costs and expenses, if agreed upon, would no doubt further dilute our stockholders, as any acquisition or business combination candidate may not be willing to leave as many shares with our stockholders in any such transaction, had these issues not been present.

•

Finder’s and parties who may introduce acquisition or business combination candidates to us may be unwilling to introduce any such candidates if shares to be issued to them are not registered for resale with the SEC, which would restrict our ability to attract potential candidates.

•

Will limit resales of securities issued in acquisitions or business combinations by providing a 12 month holding period from the filing of the Form 10 information required to be filed with the SEC within four days of the closing of any such transaction, thereby denying acquired companies’ stockholders the newly proposed six month holding period that they would be subject to if their company went public by means other than the use of a shell company.

State Restrictions

Presently, a total of 34 states prohibit or substantially restrict the registration and sale of shares of blank check or shell companies within their borders.  We intend to comply fully with all state securities laws, and plan to take the steps necessary to ensure that any future offering of our securities are limited to those states in which such offerings are allowed.  However, while we have no substantive business operations and are deemed to be a blank check or shell company, these legal restrictions may have a material adverse impact on our ability to raise capital, because potential purchasers of our securities must be residents of states that permit the purchase of such securities.  These restrictions may also limit or prohibit stockholders from reselling shares of common stock within the borders of regulating states.  Section 18 of the Securities Act exempts private sales of shares of blank check or shell companies from state registration laws, rules and regulations if sold under SEC Rule 506.

By regulation or policy statement, some states place various restrictions on the sale or resale of equity securities of blank check or shell companies.  These restrictions include, but are not limited to, heightened disclosure requirements, exclusion from “manual listing” registration exemptions for secondary trading privileges and outright prohibition of public offerings of such companies.

In most jurisdictions, blank check and shell companies are not eligible for participation in the Small Corporate Offering Registration (“SCOR”) program, which permits an issuer to notify the SEC of certain offerings registered in such states by short form filing.  All states (with the exception of Alabama, Minnesota, Nebraska and New York) have adopted some form of SCOR.  States participating in the SCOR program also allow applications for registration of securities by qualification via filing of a Form U-7 with the states’ securities commissions.  Nevertheless, while we are a blank check or shell company, we do not anticipate making any SCOR offering or other public offering in the foreseeable future, even in any jurisdiction where we may be eligible for participation in SCOR.

The net effect of the above-referenced laws, rules and regulations will be to place significant restrictions on our ability to register, offer and sell and/or to develop a secondary market for shares of our common stock in virtually every jurisdiction in the United States.  These restrictions should cease once and if we acquire a venture by acquisition or business combination, so long as the business operations succeeded to involve sufficient activities of a specific nature.

Management to Devote Insignificant Time to Activities of Our Company, Which Will Limit Opportunities that  May Be Made Available to Us and Our Business Model May Fail.

Members of our management are not required to devote their full time to our affairs.  Because of their time commitments, as well as the fact that we have limited business operations and funds, the members of our management currently devote approximately one hour per week to our activities, and will continue to do so until such time as we have identified a suitable acquisition or business combination candidate, or have determined to engage in a particular business or industry and have commenced such operations.

There is No Market for Our Common Stock.

We intend to submit for quotations of our common stock on the OTC Bulletin Board of FINRA before any selection of a business opportunity or prior to consideration of the acquisition of any business or the completion of any business combination, and to seek a broker dealer to act as market maker for our securities (without the use of any consultant); our common stock was last publicly quoted in December, 1985.  There is currently no market for our shares of common stock; there have been no discussions with any broker dealer or any other person in this regard; no market maker has been identified; and there can be no assurance that any broker dealer will agree to file a Form 211 for the OTC Bulletin Board or the Pink Sheets for us or that in the event of such quotations being granted for our common stock, that any market for our common stock will ever develop or be maintained.  Any market price for shares of our common stock is likely to be very volatile, and numerous factors beyond our control may have a significant effect.  In addition, the stock markets generally have experienced, and continue to experience, extreme price and volume fluctuations that have affected the market price of many small capital companies and that have often been unrelated to the operating performance of these companies.  These broad market fluctuations, as well as general economic and political conditions, may adversely affect the market price of shares of our common stock in any market that may develop.  Sales of “restricted securities” under Rule 144 or pursuant to registration statements may also have an adverse effect on any market that may develop.  See the heading “Rule 144” of Item 9.

Our Common Stock is “Penny Stock” Under SEC General Rules and Regulations, Which Means There Will be a Very Limited Trading Market for Our Shares if Any Trading Market Ever Develops.

Our common stock is deemed to be “penny stock” as that term is defined in SEC Rule 3a51-1.  Penny stocks are stocks (i) with a price of less than $5.00 per share; (ii) that are not traded on a “recognized” national exchange; (iii) whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ-listed stocks must still meet requirement (i) above); or (iv) in issuers with net tangible assets less than $2,000,000 (if the issuer has been in continuous operation for at least three years) or $5,000,000 (if in continuous operation for less than three years), or with average revenues of less than $6,000,000 for the last three years.

Section 15(g) of the Exchange Act and Rule 15g-2 of the SEC require broker dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor’s account. Potential investors in our common stock are urged to obtain and read such disclosure carefully before purchasing any shares that are deemed to be penny stock.

Moreover, SEC Rule 15g-9 requires broker dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor.  This procedure requires the broker dealer to (i) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker dealer made the determination in (ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor’s financial situation, investment experience and investment objectives.  Compliance with these requirements may make it more difficult for investors in our common stock to resell their shares to third parties or to otherwise dispose of them.

Our Shares Are Subject to Additional Rule 144 Resale Restrictions Applicable to Shell Companies that May Make an Acquisition or Business Combination With Us Less Suitable as a Means of Becoming a Publicly-Held Company.

Any securities issued by us while we are a shell company will be subject to resale limitations imposed on shell companies that limit the resale of securities issued by shell companies until 12 months after the cessation of a shell company status and the filing of the Form 10 Information about the acquired company as required by Item 5.01(a)(8) of SEC Form 8-K.

Item 2.  Financial Information

Forward-looking Statements

Statements made in this Registration Statement which are not purely historical are forward-looking statements with respect to the goals, plan objectives, intentions, expectations, financial condition, results of operations, future performance and our business, including, without limitation, (i) our ability to raise capital, and (ii) statements preceded by, followed by or that include the words “may,” “would,” “could,” “should,” “expects,” “projects,” “anticipates,” “believes,” “estimates,” “plans,” “intends,” “targets” or similar expressions.

Forward-looking statements involve inherent risks and uncertainties, and important factors (many of which are beyond our control) that could cause actual results to differ materially from those set forth in the forward-looking statements, including the following: general economic or industry conditions nationally and/or in the communities in which we may conduct business; changes in the interest rate environment; legislation or regulatory requirements; conditions of the securities markets; our ability to raise capital; changes in accounting principles, policies or guidelines; financial or political instability; acts of war or terrorism; or other economic, competitive, governmental, regulatory and technical factors affecting our operations, products, services and prices.

Accordingly, results actually achieved may differ materially from expected results in these statements.  Forward-looking statements speak only as of the date they are made.  We do not undertake, and specifically disclaim, any obligation to update any forward-looking statements to reflect events or circumstances occurring after the date of such statements.

Plan of Operation

Our plan of operation for the next 12 months is to: (i) consider guidelines of industries in which we may have an interest; (ii) adopt a business plan regarding engaging in the business of any selected industry; and (iii) to commence such operations through funding and/or the acquisition or business combination with a going concern engaged in any industry selected.

During the next 12 months, our only foreseeable cash requirements, which may be advanced by our management or principal stockholders as loans to us, will relate to maintaining our good standing or the payment of expenses associated with legal, accounting and other fees related to our compliance with the Exchange Act requirements of being a reporting issuer and reviewing or investigating any potential acquisition or business combination candidate. Because we have not determined any business or industry in which our operations will be commenced, and we have not identified any prospective acquisition or business combination candidate as of the date of this Registration Statement, it is impossible to predict the amount of any such costs or required advances.  Any such loan will be on terms no less favorable to us than would have been made available to us from a commercial lender in an arm’s length transaction.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Results of Operations

Years Ended June 30, 2008, and 2007

We have had no material business operations since December, 1987.

During the fiscal year ended June 30, 2008, we had a net loss of $15,853, compared with a net loss of $1,390 for the fiscal year ended June 30, 2007.  The increase in net loss in 2008 was due to our efforts to comply with new Sarbanes/ Oxley Act provisions relating to evaluating our internal controls.  Except as described above, we have received no revenues in either of our two most recent fiscal years.  See the Index to Financial Statements, Item 15, of this Registration Statement.

Three Months Ended September 30, 2008 Compared to Three Months Ended September 30, 2007

We had no material operations during the quarterly period ended September 30, 2008.  In the quarterly period ended September 30, 2008, we had revenues of $0, compared to the quarterly period ended September 30, 2007, with revenues of $0. General and administrative expenses were $15,250 for the September 30, 2008, period, compared to $0 for the September 30, 2007, period. General and administrative expenses for the three months ended September 30, 2008, were comprised mainly of accounting and legal fees. We had a net loss of $15,963 for the September 30, 2008, period, compared to a net loss of $237 for the September 30, 2007, period.

Liquidity

We had cash or cash equivalents on hand at September 30, 2008, of $2,511; and cash or cash equivalents on hand at June 30, 2008, and 2007, of $2,761 and $0, respectively.  If additional funds are required in connection with our present planned business operations of seeking an acquisition or business combination candidate or for Exchange Act filings or other expenses, such funds may be advanced by management or principal stockholders.  During the quarterly period ended September 30, 2008, expenses were paid by our Secretary/Treasurer and a director, Eslie O. Barlow, in the amount of $15,000. The aggregate amount of expense advances by this related party through September 30, 2008, is $36,950, which is outstanding, bearing 10% interest, unsecured and is due on demand. Because we have not identified any acquisition or business combination candidate, it is impossible to predict the amount of future required funds.

Known Trends, Events or Uncertainties that Have or Are Reasonably Likely to Have a Material Impact on Our Short-Term or Long-Term Liquidity

There are no known trends, events or uncertainties that have or are reasonably likely to have a material impact on our short-term or long-term liquidity, excluding all matters related to any acquisition or business combination candidate that we may acquire.

Internal and External Sources of Liquidity

During the quarterly period ended September 30, 2008, and the fiscal years ended June 30, 2008, and 2007, we had no sources of internal liquidity; we relied primarily on loans of related party stockholders for all sources of liquidity.

Equity Financing

We have not conducted and do not presently have any plans to conduct any equity offerings of our common stock. It is anticipated that cash requirements for satisfying our reporting requirements under the Exchange Act, maintaining our corporate standing and other expenses, like considering potential acquisition or business combination candidates, will be provided to us in the form of loans from Eslie O. Barlow, our Secretary/Treasurer and a director.  There are no written agreements requiring Mr. Barlow to provide these cash resources; and to the extent they are provided, such funds will bear no interest and will be due on demand.

Debt Financing

Except as stated in the preceding paragraph about “Equity Financings,” we have not and do not presently plan to conduct any debt offerings of our securities.

Critical Accounting Policies

There are no critical accounting policies that are likely to have an adverse effect on our present limited business operations.  If additional funds are needed to continue our business, and if such funds are not otherwise made available from debt or equity financings, our business operations could fail and we may not be able to successfully complete any acquisition or business combination.  We have no arrangements or understandings with anyone to provide us with any financing in the event of need.

Off-Balance Sheet Arrangements

We have not had any off-balance sheet arrangements of any kind.

Item 3.  Properties.

We have no assets or property; our principal executive office address and telephone number are the business office address and telephone number of our Secretary/Treasurer and a director, Eslie O. Barlow, and are currently provided at no cost.  Because we have had no business, our activities have been limited to keeping us in good standing in the State of Utah. These activities have consumed an insignificant amount of management’s time; accordingly, the costs of providing the use of this office address and telephone have been nominal.

Item 4.  Security Ownership of Certain Beneficial Owners and Management.

Security Ownership of Certain Beneficial Owners

The following table sets forth the share holdings of those persons who own more than 5% of our common stock as of the date of this Registration Statement, based upon 14,102,504 shares being outstanding as of the date of the date hereof:

Ownership of Principal Stockholders

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner(1)	Percent of Class (1)
Common Stock	Kenneth I. Denos, PC 10757 South River Front Parkway, Suite 125 South Jordan, UT 84095	7,676,760	54%
Common Stock	John D. Thomas 10757 South River Front Parkway, Suite 125 South Jordan, UT 84095	4,710,740	33%

(1)   Includes shares that any beneficial owner has the right to acquire within 60 days, from options, warrants, rights, conversion privilege or similar obligations.

Security Ownership of Management

The following table sets forth the share holdings of management as of the date of this Registration Statement, based upon 14,102,504 shares being outstanding as of the date of hereof:

Ownership of Management

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner(1)	Percent of Class (1)
Common Stock	Tom A. Barlow 1305 West 50 South Centerville, UT 84014	0	0%
Common Stock	Myron O. Barlow 1305 West 50 South Centerville, UT 84014	0	0%
Common Stock	Eslie O. Barlow (2) 1354 South 1000 West Salt Lake City, UT 84104	598,170	4.2%

(1)   Includes shares that any beneficial owner has the right to acquire within 60 days, from options, warrants, rights, conversion privilege or similar obligations.

(2)   Eslie O. Barlow may be deemed to be the beneficial owner of the 498,170 shares of Maxim Management, Inc., and accordingly, these shares are included in the beneficial ownership calculations of this person.  Eslie O. Barlow is the sole stockholder and control person of Maxim Management, Inc.

All Directors and Executive Officers as a Group (Three Persons)

Our three directors and officers directly own 100,000 shares of our outstanding voting securities or approximately 0.7% of our outstanding voting securities, excluding the 498,170 shares or approximately 3.5% of our outstanding voting securities that are owned by Maxim Management, Inc., which are beneficially owned by Eslie O. Barlow.

Changes in Control

There are no present arrangements or pledges of our securities which may result in a change in control.

Item 5.  Directors, Executive Officers, Promoters and Control Persons.

Identification of Directors and Executive Officers

The following table sets forth the names of all of our current directors and executive officers.  These persons will serve until the next annual meeting of our stockholders or until their successors are elected or appointed and qualified or their prior resignation or termination.

Name	Positions Held	Date of Election or Designation	Date of Termination or Resignation
Tom A. Barlow	President & Director	07/10/08	*
Myron O. Barlow	Vice President & Director	07/10/08	*
Eslie O. Barlow	Secretary, Treasurer & Director	07/10/08	*

*   These persons presently serve in the capacities indicated.

Business Experience

Tom A. Barlow is 29 years old and was appointed as the Company’s President and director in 2008.  Mr. Barlow was one of the founders of Beehive Plumbing in 2001 and CleenWater, LLC in 2006, and is still involved with both companies.  Mr. Barlow has been a licensed plumber with construction management and contracting experience since 2001, and he received his BS Degree in Technical Sales from Weber State University in 2003.

Myron O. Barlow is 68 years old and was appointed the Company’s Vice President and director in 2008.  Mr. Barlow owned and operated Beehive Bottling Company, with facilities in Brigham City and Ogden, Utah, from 1966 to 1985. Mr. Barlow also founded Beehive Mechanical Contractors, LLC in 2000, and is one of the founders of CleenWater, LLC.  Mr. Barlow developed East Bench Properties in South Ogden, Utah, from 1985-1988; and owned and managed several entrepreneurial ventures including business in the food, insurance and construction industries from 1988-1999.  Currently, Mr. Barlow owns and operates Beehive Plumbing and is a managing member for CleenWater, LLC. Mr. Barlow is also a licensed General Contractor and Master Plumber.

Eslie O. Barlow is 66 years old and was appointed Secretary/Treasurer and director of the Company in 2008.  He has wide experience in the construction business, having held various positions of supervision and management from 1964 through 1975, and has been the founding member of various corporations, both public and private, from 1960 until today.  Mr. Barlow also has experience in real estate development and sales, and has owned and managed mining and other related businesses in the natural resources business.  In 1977, Mr. Barlow designed, built and managed the West Jordan Care Center, which is a leading private provider of the care for mentally handicapped persons in the Salt Lake City, Utah, area.  He has owned and managed mining and related businesses.  Mr. Barlow is partial owner of 22,000 acres of prospective oil and gas leases in Utah.  Currently, he is actively involved in CleenWater, LLC, Maxim Management Corp., Twilight Resources and affiliated entities.

Directorships held in other reporting issuers under the Exchange Act

None of our current directors or executive officers is a director of any other reporting issuer under the Exchange Act.

Family Relationships

Myron O. Barlow and Eslie O. Barlow are brothers; Tom A. Barlow is Myron O. Barlow’s son and Eslie O. Barlow’s nephew.  Otherwise, there are no family relationships between any of our current directors or executive officers.

Involvement in Certain Legal Proceedings

During the past five years, no present or former director, executive officer or person nominated to become a director or an executive officer of ours:

(1) was a general partner or executive officer of any business against which any bankruptcy petition was filed, either at the time of the bankruptcy or two years prior to that time;

(2) was convicted in a criminal proceeding or named subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3) was subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

(4) was found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Item 6.  Executive Compensation.

The following table sets forth the aggregate compensation paid by us for services rendered during the periods indicated:

Salaries or Other Compensation

Summary Compensation Table

Name and Principal Position (a)	Year or Period (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards* ($) (e)	Option Awards (f)	Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation ($) (h)	All Other Compensation ($) (i)	Total Earnings ($) (j)
Tom A. Barlow, President & Director	09/30/08 06/30/08 06/30/07	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0
Myron O. Barlow, Vice President & Director	09/30/08 06/30/08 06/30/07	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0
Eslie O. Barlow, Secretary/Treasurer & Director	09/30/08 06/30/08 06/30/07	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0

Outstanding Equity Awards

Outstanding Equity Awards At Fiscal Year-End

Option Awards			Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Vested Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Tom A. Barlow	None	None	None	None	None	None	None	None	None
Myron O. Barlow	None	None	None	None	None	None	None	None	None
Eslie O. Barlow	None	None	None	None	None	None	None	None	None

Compensation of Directors

Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Tom A. Barlow	None	None	None	None	None	None	None
Myron O. Barlow	None	None	None	None	None	None	None
Eslie O. Barlow	None	None	None	None	None	None	None

Item 7.  Certain Relationships and Related Transactions.

Transactions with Related Persons

There were no material transactions, or series of similar transactions, during the quarterly period ended September 30, 2008, or the fiscal years ended June 30, 2008 or 2007,  or to the date hereof, or any currently proposed transactions, or series of similar transactions, to which we or any of our subsidiaries was or is to be a party, in which the amount involved exceeded the lesser of $120,000 or one percent of the average of our total assets at year end and in which any director, executive officer or any security holder who is known to us to own of record or beneficially more than 5% of any class of our common stock, or any member of the immediate family of any of the foregoing persons, had an interest.

Transactions with Founders and Control Persons

Except as indicated under the heading “Transactions with Related Persons,” above, in this Item 7, there were no material transactions involving persons in these categories.

Parents of the Issuer

We have no parents.

Item 8.  Legal Proceedings

We are not a party to any pending legal proceeding. To the knowledge of our management, no federal, state or local governmental agency is presently contemplating any proceeding against us.  No director, executive officer or affiliate of ours or owner of record or beneficially of more than 5% of our common stock is a party adverse to us or has a material interest adverse to us in any proceeding.

Item 9.  Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Market Information

The last time our common stock was publicly quoted was December, 1985.  Once this Registration Statement is effective and the SEC has indicated to us that it has completed its review of this Registration Statement, we intend to submit for quotations of our common stock on the OTC Bulletin Board of FINRA.  No assurance can be given that any market for our common stock will develop or be maintained.  For any market that develops for our common stock, the sale of restricted securities pursuant to Rule 144 of the SEC by members of our management or any other persons to whom any such securities may be issued in the future may have a substantial adverse impact on any such public market.  See the heading “Rule 144” below and the caption “Recent Sales of Unregistered Securities,” Item 10.

For any market that develops for our common stock, the sale of “restricted securities” pursuant to Rule 144 of the SEC by members of our management or any other persons to whom any such securities may be issued in the future may have a substantial adverse impact on any such public market.

Rule 144

The following is a summary of the current resale requirements of Rule 144:

Affiliate or Person Selling on Behalf of an Affiliate	Non-Affiliate (and has not been an Affiliate During the Prior Three Months)

Restricted Securities of Reporting Issuers

During six-month holding period – no resales under Rule 144 Permitted.

After Six-month holding period – may resell in accordance with all Rule 144 requirements including:

•

Current public information,

•

Volume limitations,

•

Manner of sale requirements for equity securities, and

•

Filing of Form 144.

During six- month holding period – no resales under Rule 144 permitted.

After six-month holding period but before one year – unlimited public resales under Rule 144 except that the current public information requirement still applies.

After one-year holding period – unlimited public resales under Rule 144; need not comply with any other Rule 144 requirements.

Restricted Securities of Non-Reporting Issuers

During one-year holding period – no resales under Rule 144 permitted.

After one-year holding period – may resell in accordance with all Rule 144 requirements including:

•

Current public information,

•

Volume limitations,

•

Manner of sale requirements for equity securities, and

•

Filing of Form 144.

During one-year holding period – no resales under Rule 144 permitted. After one-year holding period – unlimited public resales under Rule 144; need not comply with any other Rule 144 requirements.

Shell Companies

The following is an excerpt from Rule 144(i) regarding resales of securities of shell companies:

“(i)

Unavailability to securities of issuers with no or nominal operations and no or nominal non-cash assets.

(1)

This section is not available for the resale of securities initially issued by an issuer defined below:

(i)

An issuer, other than a business combination related shell company, as defined in §230.405, or an asset-backed issuer, as defined in Item 1101(b) of Regulation AB (§229.1101(b) of this chapter), that has:

(A)

No or nominal operations; and

(B)

Either:

(1)

No or nominal assets;

(2)

Assets consisting solely of cash and cash equivalents; or

(3)

Assets consisting of any amount of cash and cash equivalents and nominal other assets; or

(ii)

An issuer that has been at any time previously an issuer described in paragraph (i)(1)(i).

(2)

Notwithstanding paragraph (i)(1), if the issuer of the securities previously had been an issuer described in paragraph (i)(1)(i) but has ceased to be an issuer described in paragraph (i)(1)(i); is subject to the reporting requirements of section 13 or 15(d) of the Exchange Act; has filed all reports and other materials required to be filed by section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that the issue was required to file such reports and materials), other than Form 8-K reports (§249.308 of this chapter); and has filed current “Form 10 information” with the SEC reflecting its status as an entity that is no longer an issuer described in paragraph (i)(1)(i), then those securities may be sold subject to the requirements of this section after 12 months have elapsed from the date that the issuer filed “Form 10 information” with the SEC.

(3)

The term “Form 10 information” means the information that is required by Form 10 or Form 20-F (§249.220f of this chapter), as applicable to the issuer of the securities, to register under the Exchange Act each class of securities being sold under this rule.  The issuer may provide the “Form 10 information” in any filing of the issuer with the SEC.  The “Form 10 information” is deemed filed when the initial filing is made with the SEC.”

Securities of a shell company cannot be publicly sold under Rule 144 in the absence of compliance with this subparagraph.

Section 4(1) of the Securities Act

Since we are a shell company as defined in subparagraph (i) of Rule 144, our shares of common stock that were issued while or after we became a shell company cannot be publicly resold under Rule 144 until we comply with the requirements outlined above under the heading “Shell Companies.”  Until those requirements have been satisfied, any resales of our shares of common stock must be made in compliance with the provisions of the exemption from registration under the Securities Act provided in Section 4(1) thereof, applicable to persons other than “an issuer, underwriter or a dealer.”  That will require that such shares of common stock be sold in “routine trading transactions,” which would include compliance with substantially all of the requirements of Rule 144, including the availability of “current public information” about us as required by subparagraph (c) (1) or (c)(2) of Rule 144, regardless of the Rule’s availability; and such resales may be limited to our non-affiliates.  It has been the position of the SEC that the Section 4(1) exemption is not available for the resale of any securities of an issuer that is or was a shell company, by directors, executive officers, promoters or founders or their transferees.  See NASD Regulation, Inc., CCH Federal Securities Law Reporter, 1990-2000 Decisions, Paragraph No. 77,681, the so-called “Worm-Wulff Letter.”  The current position of the SEC that is contained in Securities Act Release No. 33-8899, effective February 15, 2008, and that codified the position of the SEC set forth in the Worm-Wulff Letter and revised Rule 144 as outlined above, is that Rule 144 now defines what resales can be made under Section 4(1) of the Securities Act, and with limited exceptions, which are set forth in footnote 172 of that Release, shares of shell companies must be sold in compliance with Rule 144(i) that is quoted above.

Holders

The number of record holders of our common stock as of the date of this Registration Statement is approximately 280, excluding an undetermined number of holders whose shares are held in broker dealer accounts or the Depository Trust Company.

Dividends

We have not declared any cash dividends with respect to our common stock and do not intend to declare dividends in the foreseeable future.  Our future dividend policy cannot be ascertained with any certainty, and if and until we complete any acquisition or business combination, no such policy will be formulated. There are no material restrictions limiting, or that are likely to limit, our ability to pay dividends on our securities.

Securities Authorized for Issuance under Equity Compensation Plans

Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans excluding securities reflected in column (a)
	(a)	(b)	(c)
Equity compensation plans approved by security holders	None	None	None
Equity compensation plans not approved by security holders	None	None	None
Total	None	None	None

Purchases of Equity Securities by Us and Affiliated Purchasers

There were no purchases of our equity securities by us or any affiliated purchasers during the quarterly period ended September 30, 2008, or during fiscal years ended June 30, 2008, and 2007.

Item 10.  Recent Sales of Unregistered Securities

On or about October 10, 2007, we issued 7,676,760 shares of our common stock to Kenneth I. Denos; each of these  shares of our common stock issued were restricted securities as defined in Rule 144, and were issued  for services rendered that were represented by a promissory note executed by us and which were valued at the then par value of our common stock.

On or about October 10, 2007, we issued 4,710,740 shares of our common stock to John D. Thomas; each of these shares of our common stock issued were restricted securities as defined in Rule 144, and were issued  for services rendered and were valued at the then par value of our common stock, a portion of which were represented y a promissory note executed by us.

In or about November, 2004, we issued a total of 100,000 shares, each to Dan L. Kunz, Clayton Barlow, Jolynn C. Street and Eslie O. Barlow; each of these shares of our common stock issued were restricted securities as defined in Rule 144, and were issued for services rendered as members of the Board of Directors or as an officer of the Company and were valued at the then par value of our common stock.

The table and notes below describe the foregoing stock issuances:

Investor	Date Issued	Shares Issued	Compensation
H. Kuglmeier	10/30/1996	50,000	10/30/1996(1)
D. Kunz	11/2000	100,000	1/26/2004(2)
C. Barlow	11/2000	100,000	1/26/2004(2)
J. Street	11/2000	100,000	1/26/2004(2)
E. O. Barlow	11/2000	100,000	1/26/2004(2)
K. Denos	10/10/2007	7,676,760	11/01/2001(3)
J. Thomas	10/10/2007	4,710,740	11/01/2007(4)

(1)  Issued for services rendered and valued at $0.01 per share.

(2)  All issued for services rendered and valued at $0.01 per share.

(3)  Issued in payment of a promissory note executed to pay for services rendered and valued at $0.01 per share.

(4)  Issued in payment of a promissory note executed to pay for services rendered and valued at $0.01 per share (3,402,211 shares) and issued for services rendered and valued at $0.01 per share (1,308,630 shares).

We issued all of these securities to persons who were “accredited investors” as those terms are defined in Rule 501 of Regulation D of the SEC; and each such person had prior access to all material information about us. We believe that the offer and sale of these securities were exempt from the registration requirements of the Securities Act, pursuant to Sections 4(2) and 4(6) thereof, and Rule 506 of Regulation D of the SEC.  Registration of sales to “accredited investors” are preempted from state regulation, though states may require the filing of  notices, a fee and other administrative documentation like consents to service of process and the like.

Use of Proceeds of Registered Securities

There were no proceeds received by us from the sale of registered securities during the quarterly period ended September 30, 2008, or the fiscal years ended June 30, 2008, or 2007.

Item 11.  Description of Registrant’s Securities to be Registered

We are registering our common stock under this Registration Statement.

Common Stock

We are authorized to issue 200,000,000 shares of common stock, $0.001 par value per share.  We currently have 14,102,504 shares of common stock outstanding.  The holders of our common stock are entitled to one vote per share on each matter submitted to a vote at a meeting of our stockholders.  There are no rights to cumulative voting in the election of directors or otherwise.

Our stockholders have no pre-emptive rights to acquire additional shares of our common stock or other securities; nor shall our stockholders be entitled to vote cumulatively in the election of directors or for any other purpose.  Our common stock is not subject to redemption rights and carries no subscription or conversion rights.  All shares of the common stock now outstanding are fully paid and non-assessable.

For additional information regarding our common stock, see our Second Amended and Restated Articles of Incorporation that are filed as an Exhibit hereto and incorporated herein by reference.  See Item 15.

Item 12.  Indemnification of Directors and Officers

Utah Law

Section 16-10a-902 (1) of the Utah Revised Business Corporation Act authorizes a Utah corporation to indemnify any director against liability incurred in any proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 16-10a-902 (4) prohibits a Utah corporation from indemnifying a director in a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in a proceeding in which the director was adjudged liable on the basis that he or she improperly received a personal benefit.   Otherwise, Section 16-10a-902 (5) allows indemnification for reasonable expenses incurred in connection with a proceeding by or in the right of a corporation.

Unless limited by the Articles of Incorporation, Section 16-10a-905 authorizes a director to apply for indemnification to the court conducting the proceeding or another court of competent jurisdiction.   Section 16-10a-907 (1) extends this right to officers of a corporation as well.

Unless limited by the Articles of Incorporation, Section 16-10a-903 requires that a corporation indemnify a director who was successful, on the merits or otherwise, in defending any proceeding to which he or she was a party against reasonable expenses incurred in connection therewith.   Section 16-10a-907 (1) extends this protection to officers of a corporation as well.

Pursuant to Section 16-10a-904(1), the corporation may advance a director’s expenses incurred in defending any proceeding upon receipt of an undertaking and a written affirmation of his or her good faith belief that he or she has met the standard of conduct specified in Section 16-10a-902.   Unless limited by the Articles of Incorporation, Section 16-10a-907 (2) extends this protection to officers, employees, fiduciaries and agents of a corporation as well.

Regardless of whether a director, officer, employee, fiduciary or agent has the right to indemnity under the Utah Revised Business Corporation Act, Section 16-10a-908 allows the corporation to purchase and maintain insurance on his or her behalf against liability resulting from his or her corporate role.

Articles of Incorporation

There are no provisions in our Restated Articles of Incorporation that protect or indemnify our officers and directors beyond what is permitted in the General Corporation Law of the State of Utah.

Bylaws

Section 5.01, Article V of our Bylaws states the following with regard to indemnification of Directors and Officers:

The Company shall indemnify any individual made a party to a proceeding because the individual is or was a director or officer of the Company, against liability incurred in the proceeding, but only if such indemnification is both (i) determined permissible and (ii) authorized, as such are defined in subsection (a) of this section 5.1. (Such indemnification is further subject to the limitation specified in subsection 5.1(c).)

The Company shall not indemnify a director or officer under this section unless:

(1)  a determination has been made in accordance with the procedures set forth in section 16-10a-906(2) of the Act that the director or officer met the standard of conduct set forth in subsection (b) below; and

(2) payment has been authorized in accordance with the  procedures set forth in section 16-10a-906(4) of the Act based on a conclusion that the expenses are reasonable, the Company has the financial ability to make the payment, and the financial resources of the Company should be devoted to this use rather than some other use by the Company.

The individual shall demonstrate that:

(1)  his or her conduct was in good faith; and

(2)  he or she reasonably believed that his or her conduct was in, or not opposed to, the Company’s best interests; and

(3)  in the case of any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful.

The Company shall not indemnify a director or officer under this Section 5.1 of Article 5:

(1)  in connection with a proceeding by or in the right of the Company in which the director or officer was adjudged liable to the Company; or

(2)  in connection with any other proceeding charging that the director or officer derived an improper personal benefit, whether or not involving action in his or her official capacity, in which proceeding he or she was adjudged liable on the basis that he or she derived an improper personal benefit.

Section 5.02, Article V of our Bylaws, states the following with regard to indemnification: Advance of Expenses for Directors and officers:

If a determination is made, following the procedures of section 16-10a-906(2) of the Act, that the director or officer has met the following requirements and if an authorization of payment is made following the procedures and standards set forth in section 16-10a-906(4) of the Act, then the Company shall pay for or reimburse the reasonable expenses incurred by a director or officer who is a party to a proceeding in advance of final disposition of the proceeding, if:

5.2.(a) the director or officer furnishes the Company a written affirmation of his or her good faith belief that he or she has met the standard of conduct described in section 5.1;

5.2.(b) the director or officer furnishes the Company a written undertaking, executed personally or on his or her behalf, to repay the advance if it is ultimately determined that he or she did not meet the standard of conduct; and

5.2.(c) a determination is made that the facts then known to those making the determination would not preclude indemnification under section 5.1 of these bylaws or Part 9 of the Act.

Section 5.03, Article V of our Bylaws, states the following with regard to indemnification: Agents and Employees who are not Directors or Officers:

The board of directors may indemnify and advance expenses to any employee or agent of the Company who is not a director or officer of the Company to any extent consistent with public policy, as determined by the general or specific actions of the board of directors.

Section 5.04, Article V of our Bylaws, states the following with regard to indemnification: Insurance:

By action of the board of directors, notwithstanding any interest of the directors in such action, the Company may purchase and maintain liability insurance on behalf of a person who is or was a director, officer, employee, fiduciary or agent of the Company, against any liability asserted against or incurred by such person in that capacity or arising from such person’s status as a director, officer, employee, fiduciary or agent, whether or not the Company would have the power to indemnify such person under the applicable provisions of the Act.

Item 13.  Financial Statements and Supplementary Data

PSP INDUSTRIES, INC.

 (A Development Stage Company)

Financial Statements for the Years Ended

June 30, 2008 and 2007 and

from inception on August 21, 1978 through

June 30, 2008 and Report of

Independent Registered Public Accounting Firm

CONTENTS

Report of Independent Registered Public Accounting Firm

28

Balance Sheets

29

Statements of Operations

30

Statements of Stockholders’ Deficit

31

Statements of Cash Flows

33

Notes to the Financial Statements

34

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Shareholders/Board of Directors

PSP Industries, Inc.

We have audited the accompanying balance sheets of PSP Industries, Inc. (a development stage company) as of June 30, 2008 and 2007 and the related statements of operations, stockholders’ deficit and cash flows for each of the two years ended June 30, 2008 and the period from inception on August 21, 1978 through June 30, 2008.  The Company’s management is responsible for these financial statements.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting.  Accordingly we express no opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of PSP Industries, Inc. as of June 30, 2008 and 2007 and the results of its operations and its cash flows for the years ended June 30, 2008 and 2007 and the period from inception on August 21, 1978 through June 30, 2008 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 7 to the financial statements, the Company has limited assets, has suffered losses from inception, negative cash flows from operations, and has a stockholders’ deficit at June 30, 2008, which raises substantial doubt about its ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 7.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Bouwhuis, Morrill & Company

Bouwhuis, Morrill & Company

Layton, Utah

October 31, 2008

PSP INDUSTRIES, INC.
(A Development Stage Company)
Balance Sheets

ASSETS

	June 30,	June 30,
	2008	2007
CURRENT ASSETS

Cash and cash equivalents	$ 2,761	$ -

TOTAL ASSETS	$ 2,761	$ -

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES

Accounts payable and accrued expenses	$ 4,274	$ 7,348
Notes payable (Note 3)	2,700	5,400
Notes payable - related party (Note 3)	19,250	7,250

Total Current Liabilities	26,224	19,998

STOCKHOLDERS' DEFICIT

Common stock, $0.001 par value; 200,000,000 shares
authorized, 14,102,504 and 1,715,004 shares issued
and outstanding, respectively	14,103	1,715
Additional paid-in capital	141,435	141,435
Deficit accumulated during the development stage	(179,001)	(163,148)

Total Stockholders' Deficit	(23,463)	(19,998)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$ 2,761	$ -

The accompanying notes are an integral part of these financial statements.

PSP INDUSTRIES, INC.
(A Development Stage Company)
Statements of Operations

			From Inception
			on August 21,
	For the Year Ended		1978 Through
	June 30,	June 30,	June 30,
	2008	2007	2008

NET REVENUES	$ -	$ -	$ -

OPERATING EXPENSES

Selling, general and administrative	14,648	125	172,323
Interest expense	1,205	1,265	6,678

Total Operating Expenses	15,853	1,390	179,001

NET LOSS BEFORE INCOME TAXES	(15,853)	(1,390)	(179,001)

PROVISION FOR INCOME TAXES	-	-	-

NET LOSS	$ (15,853)	$ (1,390)	$ (179,001)

BASIC NET LOSS PER SHARE	$ (0.00)	$ (0.00)

WEIGHTED AVERAGE NUMBER OF
SHARES OUTSTANDING	10,650,250	1,715,000

The accompanying notes are an integral part of these financial statements.

PSP INDUSTRIES, INC.
(A Development Stage Company)
Statements of Stockholders' Deficit From Inception on
August 21, 1978 through June 30, 2008
				Deficit
				Accumulated
			Additional	During the
	Common Stock		Paid-In	Development
	Shares	Amount	Capital	Stage
Balance at Inception on
August 21, 1978	-	$ -	$ -	$ -
Issuance of common stock
for cash at $0.01 per share	20,000	20	9,980	-
Issuance of common stock
for cash at $0.001 per share	5,000	5	2,495	-
Issuance of common stock
for mining claims	80,000	80	39,920	-
Issuance of common stock
for cash at $0.001 per share	141,250	141	70,609	-
Issuance of common stock for
costs to develop mining claims	40,000	40	1,960	-
Issuance of common stock
in exchange for all of the
outstanding stock of PSP
Synfuels & Technology, Inc.
and subsidiary, March 1984	978,750	979	8,809	-
Issuance of common stock
for services at $0.001 per share,
October 1996	50,000	50	450	-
Issuance of common stock
for services at $0.001 per share,
November 2000	400,000	400	3,600	-
Contributed capital for expenses	-	-	3,500	-
Net loss from inception to
June 30, 2001	-	-	-	(150,302)

Balance, June 30, 2001	1,715,000	$ 1,715	$ 141,323	$ (150,302)
Net loss for the year ended
June 30, 2002	-	-	-	(3,378)

Balance, June 30, 2002	1,715,000	1,715	141,323	(153,680)

PSP INDUSTRIES, INC.
(A Development Stage Company)
Statements of Stockholders' Deficit From Inception on
August 21, 1978 through June 30, 2008 (Continued)
				Deficit
				Accumulated
			Additional	During the
	Common Stock		Paid-In	Development
	Shares	Amount	Capital	Stage
Balance, June 30, 2002	1,715,000	$ 1,715	$ 141,323	$ (153,680)
Net loss for the year ended
June 30, 2003	-	-	-	(971)

Balance, June 30, 2003	1,715,000	1,715	141,323	(154,651)
Contributed capital for expenses	-	-	112	-
Fractional shares issued in the
reverse stock split	4	-	-	-
Net loss for the year ended
June 30, 2004	-	-	-	(4,199)

Balance, June 30, 2004	1,715,004	1,715	141,435	(158,850)
Net loss for the year ended
June 30, 2005	-	-	-	(1,421)

Balance, June 30, 2005	1,715,004	1,715	141,435	(160,271)
Net loss for the year ended
June 30, 2006	-	-	-	(1,487)

Balance, June 30, 2006	1,715,004	1,715	141,435	(161,758)
Net loss for the year ended
June 30, 2007	-	-	-	(1,390)

Balance, June 30, 2007	1,715,004	1,715	141,435	(163,148)
Issuance of common stock for
note payable and interest at
$0.001 per share, October 2007	11,078,870	11,079	-	-
Issuance of common stock for
services at $0.001, October 2007	1,308,630	1,309	-	-
Net loss for the year ended
June 30, 2008	-	-	-	(15,853)

Balance, June 30, 2008	14,102,504	$ 14,103	$ 141,435	$ (179,001)

The accompanying notes are an integral part of these financial statements

PSP INDUSTRIES, INC.
(A Development Stage Company)
Statements of Cash Flows
			From Inception
			on August 21,
	For the Year Ended		1978 Through
	June 30,	June 30,	June 30,
	2008	2007	2008
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$ (15,853)	$ (1,390)	$ (179,001)
Adjustments to reconcile net loss to net cash
used by operating activities:
Common stock issued for services rendered	1,309	-	57,597
Notes payable issued for services rendered	-	-	5,400
Notes payable - related party issued for
services rendered	-	-	4,000
Change in operating assets and liabilities:
Increase (decrease) in accounts payable and
accrued expenses	1,305	1,365	11,903
Net Cash Used by Operating Activities	(13,239)	(25)	(100,101)
CASH FLOWS FROM INVESTING ACTIVITIES	-	-	-
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from notes payable - related parties	16,000	-	16,000
Contributed capital for expenses	-	-	3,612
Net proceeds from issuance of common stock	-	-	83,250
Net Cash Provided by Financing Activities	16,000	-	102,862

INCREASE (DECREASE) IN CASH
AND CASH EQUIVALENTS	2,761	(25)	2,761
CASH AND CASH EQUIVALENTS AT
BEGINNING OF PERIOD	-	25	-
CASH AND CASH EQUIVALENTS AT
END OF PERIOD	$ 2,761	$ -	$ 2,761
SUPPLEMENTAL DISCLOSURES:
Cash paid for interest	$ -	$ -	$ -
Cash paid for income taxes	$ -	$ -	$ -
NON-CASH INVESTING AND FINANCING ACTIVITIES:
Common stock issued for services rendered	$ 1,309	$ -	$ 57,597
Notes payable and notes payable - related
party issued for services rendered	$ -	$ -	$ 9,400
Common stock issued for notes payable	$ 2,700	$ -	$ 2,700
Common stock issued for notes payable - related party	$ 4,000	$ -	$ 13,400

The accompanying notes are an integral part of these financial statements

PSP INDUSTRIES, INC.

(A Development Stage Company)

Notes to the Financial Statements

NOTE 1 -

ORGANIZATION AND DESCRIPTION OF BUSINESS

PSP Industries, Inc. (the Company) was incorporated in the State of Utah on August 21, 1978, with authorized common stock of 10,000,000 shares at $0.01 par value.  On January 30, 1980, the authorized common stock was increased to 50,000,000 shares with a change in par value to $0.001.  Effective February 17, 1984, the Company completed a reverse stock split of its common stock at 1 for 5 in conjunction with the acquisition of all of the outstanding stock of PSP Synfuels & Technology, Inc. (PSP), a Michigan corporation, in exchange for 978,750 shares of the Company.

The Company was initially in the business of developing mining claims except for the acquisition of PSP stock as noted above.  The Company’s mining development activity ceased in early 1984 by the transfer of all its assets and the settlement of its liabilities; and then continued in the business of PSP Synfuels & Technology, Inc. until 1987.  The Company has been in the development stage since its inception and has remained inactive since 1987.

NOTE 2 -

SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of the Company is presented to assist in understanding the Company’s financial statements.  The financial statements and notes are representations of the Company’s management who are responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.  The following policies are considered to be significant:

a.

Accounting Method

The Company recognizes income and expenses based on the accrual method of accounting.  The Company has elected a June 30 fiscal year-end.

b.

Cash and Cash Equivalents

Cash equivalents are generally comprised of certain highly liquid investments with original maturities of less than three months.

c.

Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

PSP INDUSTRIES, INC.

(A Development Stage Company)

Notes to the Financial Statements

NOTE 2 -

SIGNIFICANT ACCOUNTING POLICIES (Continued)

d.

Basic Net Loss per Share of Common Stock

In accordance with Financial Accounting Standards No. 128, “Earnings per Share,” basic net loss per common share is based on the weighted average number of shares outstanding during the periods presented.  Diluted earnings per share is computed using weighted average number of common shares plus dilutive common share equivalents outstanding during the period.  There are no common stock equivalents as of June 30, 2008, or 2007.

e.

Income Taxes

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards Board (SFAS) No. 109, “Accounting for Income Taxes.”  Under this method, deferred income taxes are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which differences are expected to reverse.  In accordance with the provisions of SFAS No. 109, a valuation allowance would be established to reduce deferred tax assets if it were more likely than not that all or some portion of such deferred tax assets would not be realized.  A full allowance against deferred tax assets was provided as of June 30, 2008, and 2007.

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carryforwards for Federal income tax reporting purposes are subject to annual limitations.  Should a change in ownership occur, net operating loss carryforwards may be limited as to its future use by the Company.

f.

Recent Accounting Pronouncements

In December 2007, the FASB issued SFAS No. 141(R), “Business Combinations” (“SFAS 141(R)”). SFAS 141(R) replaces SFAS No. 141, “Business Combinations”, but retains the requirement that the purchase method of accounting for acquisitions be used for all business combinations. SFAS 141(R) expands on the disclosures previously required by SFAS 141, better defines the acquirer and the acquisition date in a business combination, and establishes principles for recognizing and measuring the assets acquired (including goodwill), the liabilities assumed and any non-controlling interests in the acquired business. SFAS 141(R) also requires an acquirer to record an adjustment to income tax expense for changes in valuation allowances or uncertain tax positions related to acquired businesses. SFAS 141(R) is effective for all business combinations with an acquisition date in the first annual period following December 15, 2008; early adoption is not permitted. The impact of SFAS 141(R) will have on our consolidated financial statements will depend on the nature and size of acquisitions we complete after we adopt SFAS 141(R).

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements-an amendment of ARB No. 51” (SFAS 160). SFAS 160 requires that non-controlling (or minority) interests in subsidiaries be reported in the equity section of the company’s balance sheet, rather than in a mezzanine section of the balance sheet between liabilities and equity. SFAS 160 also changes the manner in which the net income of the subsidiary is reported and

PSP INDUSTRIES, INC.

(A Development Stage Company)

Notes to the Financial Statements

NOTE 2 -

SIGNIFICANT ACCOUNTING POLICIES (Continued)

f.

Recent Accounting Pronouncements (Continued)

disclosed in the controlling company’s income statement. SFAS 160 also establishes guidelines for accounting for changes in ownership percentages and for deconsolidation. SFAS 160 is effective for financial statements for fiscal years beginning on or after December 1, 2008 and interim periods within those years; early adoption is not permitted. The adoption of SFAS 160 is not expected to have a material impact on our financial position, results of operations or cash flows.

In March 2008, the FASB issued SFAS No. 161 “Disclosures About Derivatives Instruments and Hedging Activities”.  This statement requires enhanced disclosures about an entity’s derivative and hedging activities and thereby improves the transparency of financial reporting.  This statement is effective for financial statements for fiscal years and interim periods beginning after November 15, 2008, with earlier application encouraged.  SFAS No. 161 is not expected to have an impact on the Company’s results of operations, financial condition or liquidity.

In May 2008, the FASB issued Financial Accounting Standard (FAS) No.162, “The Hierarchy of Generally Accepted Accounting Principles.” The statement is intended to improve financial reporting by identifying a consistent hierarchy for selecting accounting principles to be used in preparing financial statements that are prepared in conformance with generally accepted accounting principles.  Unlike Statement on Auditing Standards (SAS) No. 69, “The Meaning of Present in Conformity With GAAP,” FAS No. 162 is directed to the entity rather than the auditor.  The  statement  is effective  60 days  following  the SEC’s approval of the Public  Company  Accounting  Oversight  Board (PCAOB) amendments  to AU Section  411,  “The  Meaning  of Present  Fairly in Conformity  with GAAP,” and is not expected to have any impact on the Company’s results of operations, financial condition or liquidity.

In May 2008, the FASB issued Financial Accounting Standard (FAS) No. 163, “Accounting for Financial Guarantee Insurance Contracts”.  The new standard  clarifies  how FASB  Statement No. 60,  Accounting  and Reporting by Insurance  Enterprises,  applies to financial  guarantee insurance  contracts issued by insurance enterprises,  including the recognition and measurement of premium revenue and claim liabilities.

It also requires expanded disclosures about financial guarantee insurance contracts.  The  Statement  is  effective  for  financial statements issued for fiscal years beginning after December 15, 2008, and all  interim  periods  within  those  fiscal  years,  except  for disclosures about  the   insurance   enterprise’s   risk-management activities.    Disclosures about   the   insurance    enterprise’s risk-management activities are effective the first period beginning after issuance of the Statement.  FAS No. 163 is not expected to have an impact on the Company’s results of operations, financial condition or liquidity.

PSP INDUSTRIES, INC.

(A Development Stage Company)

Notes to the Financial Statements

NOTE 3 -

NOTES PAYABLE

Notes payable consist of the following:

                    June 30,

        2008

         2007

Note payable to a related company, 10% interest,

 unsecured, due on demand

$

-

$

4,000

Note payable to a related individual, 10% interest,

 unsecured, due on demand

19,250

3,250

Note payable to an unrelated company, 10% interest,

 unsecured, due on demand

2,700

2,700

Note payable to an unrelated individual, 10% interest,

 unsecured, due on demand

-

2,700

     Total current notes payable

$

21,950

$

12,650

Accrued interest on notes payable of $3,274 and $6,448 at June 30, 2008 and 2007, respectively, is included in accounts payable and accrued expenses.  As noted above, the total notes payable to related parties was $19,250 and $7,250 and the total notes payable to unrelated parties was $2,700 and $5,400 at June 30, 2008, and 2007, respectively.

NOTE 4 -

EQUITY TRANSACTIONS

On November 15, 2003, the Company effected a 1 for 10 reverse stock split with respect to all common shares outstanding held of record as of the close of business on December 15, 2003. All references to shares issued and outstanding in the financial statements have been retroactively restated to reflect the effects of the reverse stock split.

Effective October 10, 2007, the Company issued 12,387,500 shares of common stock in the conversion and settlement of two notes payable in the principal amount of $6,700.  The total amount converted including accrued interest was $12,388.  The stock was issued at par-value of $0.001 per share.

NOTE 5 -

RELATED PARTY TRANSACTIONS

From time to time shareholders, officers or directors, or relatives of shareholders, officers or directors may pay expenses on behalf of the Company.  These transactions are recorded as either contributions to capital or related party debt.

PSP INDUSTRIES, INC.

(A Development Stage Company)

Notes to the Financial Statements

NOTE 6 -

FINANCIAL INSTRUMENTS

Statement of Financial Accounting Standards No. 107 (SFAS 107), “Disclosures about Fair Value of Financial Instruments” requires disclosure of the fair value of financial instruments held by the Company.  SFAS 107 defines the fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties.  The following methods and assumptions were used to estimate fair value:

The carrying amount of cash equivalents and accounts payable approximate fair value due to their short-term nature.

NOTE 7 -

GOING CONCERN CONSIDERATIONS

As reported in the financial statements, the Company has incurred losses of approximately $179,000 from inception of the Company through June 30, 2008.  The Company’s stockholders’ deficit at June 30, 2008, was $23,463 and its current liabilities exceeded its current assets by the same amount.  Management’s plans to address and alleviate these concerns are as follows:

The Company’s management has developed a strategy of exploring all options available to it so that it can develop successful operations.  As a part of this plan, management is currently seeking a merger candidate with a well capitalized operating company.  In the meantime, shareholders of the Company have committed to the continued funding of the Company via equity and contributed capital.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually attain profitable operations.  The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

PSP INDUSTRIES, INC.

 (A Development Stage Company)

Financial Statements for the Quarter Ended

September 30, 2008 and

from inception on August 21, 1978 through

September 30, 2008 and Report of

Independent Registered Public Accounting Firm

CONTENTS

Balance Sheet

41

Statements of Operations

42

Statements of Stockholders’ Deficit

43

Statements of Cash Flows

45

Notes to the Financial Statements

46

PSP INDUSTRIES, INC.
(A Development Stage Company)
Balance Sheets
(Unaudited)

ASSETS

September 30,
2008
CURRENT ASSETS

Cash and cash equivalents	$ 2,511

TOTAL ASSETS	$ 2,511

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES

Accounts payable and accrued expenses	$ 4,987
Notes payable (Note 3)	2,700
Notes payable - related party (Note 3)	34,250

Total Current Liabilities	41,937

STOCKHOLDERS' DEFICIT

Common stock, $0.001 par value; 200,000,000 shares
authorized, 14,102,504 shares issued and outstanding	14,103
Additional paid-in capital	141,435
Deficit accumulated during the development stage	(194,964)

Total Stockholders' Deficit	(39,426)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$ 2,511

The accompanying notes are an integral part of these financial statements.

PSP INDUSTRIES, INC.
(A Development Stage Company)
Statements of Operations
(Unaudited)

			From Inception
	For the Quarter	For the Quarter	on August 21,
	Ended	Ended	1978 Through
	September 30,	September 30,	September 30,
	2007	2008	2008

NET REVENUES	$ -	$ -	$ -

OPERATING EXPENSES

Selling, general and administrative	-	15,250	187,573
Interest expense	237	713	7,391

Total Operating Expenses	237	15,963	194,964

NET LOSS BEFORE INCOME TAXES	(237)	(15,963)	(194,964)

PROVISION FOR INCOME TAXES	-	-	-

NET LOSS	$ (237)	$ (15,963)	$ (194,964)

BASIC NET LOSS PER SHARE	$ (0.00)	$ (0.00)

WEIGHTED AVERAGE NUMBER OF
SHARES OUTSTANDING	1,715,000	14,102,504

The accompanying notes are an integral part of these financial statements.

PSP INDUSTRIES, INC.
(A Development Stage Company)
Statements of Stockholders' Deficit From Inception on
August 21, 1978 through June 30, 2008
				Deficit
				Accumulated
			Additional	During the
	Common Stock		Paid-In	Development
	Shares	Amount	Capital	Stage
Balance at Inception on
August 21, 1978	-	$ -	$ -	$ -
Issuance of common stock
for cash at $0.01 per share	20,000	20	9,980	-
Issuance of common stock
for cash at $0.001 per share	5,000	5	2,495	-
Issuance of common stock
for mining claims	80,000	80	39,920	-
Issuance of common stock
for cash at $0.001 per share	141,250	141	70,609	-
Issuance of common stock for
costs to develop mining claims	40,000	40	1,960	-
Issuance of common stock
in exchange for all of the
Outstanding stock of PSP
Synfuels & Technology, Inc.
and subsidiary, March 1984	978,750	979	8,809	-
Issuance of common stock
for services at $0.001 per share,
October 1996	50,000	50	450	-
Issuance of common stock
for services at $0.001 per share,
November 2000	400,000	400	3,600	-
Contributed capital for expenses	-	-	3,500	-
Net loss from inception to
June 30, 2001	-	-	-	(150,302)

Balance, June 30, 2001	1,715,000	$ 1,715	$ 141,323	$ (150,302)
Net loss for the year ended
June 30, 2002	-	-	-	(3,378)

Balance, June 30, 2002	1,715,000	1,715	141,323	(153,680)

PSP INDUSTRIES, INC.
(A Development Stage Company)
Statements of Stockholders' Deficit From Inception on
August 21, 1978 through June 30, 2008 (Continued)
				Deficit
				Accumulated
			Additional	During the
	Common Stock		Paid-In	Development
	Shares	Amount	Capital	Stage
Balance, June 30, 2002	1,715,000	$ 1,715	$ 141,323	$ (153,680)
Net loss for the year ended
June 30, 2003	-	-	-	(971)
Balance, June 30, 2003	1,715,000	1,715	141,323	(154,651)
Contributed capital for expenses	-	-	112	-
Fractional shares issued in the
reverse stock split	4	-	-	-
Net loss for the year ended
June 30, 2004	-	-	-	(4,199)
Balance, June 30, 2004	1,715,004	1,715	141,435	(158,850)
Net loss for the year ended
June 30, 2005	-	-	-	(1,421)
Balance, June 30, 2005	1,715,004	1,715	141,435	(160,271)
Net loss for the year ended
June 30, 2006	-	-	-	(1,487)
Balance, June 30, 2006	1,715,004	1,715	141,435	(161,758)
Net loss for the year ended
June 30, 2007	-	-	-	(1,390)
Balance, June 30, 2007	1,715,004	1,715	141,435	(163,148)
Issuance of common stock for
note payable and interest at
$0.001 per share, October 2007	11,078,870	11,079	-	-
Issuance of common stock for
services at $0.001, October 2007	1,308,630	1,309	-	-
Net loss for the year ended
June 30, 2008	-	-	-	(15,853)
Balance, June 30, 2008	14,102,504	14,103	141,435	(179,001)
Net loss for the quarter ended September 30, 2008	-	-	-	(15,963)
Balance, September 30, 2008	14,102,504	$ 14,103	$ 141,435	$ (194,964)

The accompanying notes are an integral part of these financial statements

PSP INDUSTRIES, INC.
(A Development Stage Company)
Statements of Cash Flows
(Unaudited)
			From Inception
	For the Quarter	For the Quarter	on August 21,
	Ended	Ended	1978 Through
	September 30,	September 30,	September 30,
	2007	2008	2008
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$ (237)	$ (15,963)	$ (194,964)
Adjustments to reconcile net loss to net cash
used by operating activities:
Common stock issued for services rendered	-	-	57,597
Notes payable issued for services rendered	-	-	5,400
Notes payable - related party issued for
services rendered	-	-	4,000
Change in operating assets and liabilities:
Increase (decrease) in accounts payable and
accrued expenses	237	713	12,616
Net Cash Used by Operating Activities	-	(15,250)	(115,351)
CASH FLOWS FROM INVESTING ACTIVITIES	-	-	-
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from notes payable - related parties	-	15,000	31,000
Contributed capital for expenses	-	-	3,612
Net proceeds from issuance of common stock	-	-	83,250
Net Cash Provided by Financing Activities	-	15,000	117,862
INCREASE (DECREASE) IN CASH
AND CASH EQUIVALENTS	-	(250)	2,511
CASH AND CASH EQUIVALENTS AT
BEGINNING OF PERIOD	-	2,761	-
CASH AND CASH EQUIVALENTS AT
END OF PERIOD	$ -	$ 2,511	$ 2,511
SUPPLEMENTAL DISCLOSURES:
Cash paid for interest	$ -	$ -	$ -
Cash paid for income taxes	$ -	$ -	$ -
NON-CASH INVESTING AND FINANCING ACTIVITIES:
Common stock issued for services rendered	$ -	$ -	$ 57,597
Notes payable and notes payable - related
party issued for services rendered	$ -	$ -	$ 9,400
Common stock issued for notes payable	$ -	$ -	$ 2,700
Common stock issued for notes payable - related party	$ -	$ -	$ 3,400

The accompanying notes are an integral part of these financial statements

PSP INDUSTRIES, INC.

(A Development Stage Company)

Notes to the Financial Statements

NOTE 1 -

ORGANIZATION AND DESCRIPTION OF BUSINESS

PSP Industries, Inc. (the Company) was incorporated in the State of Utah on August 21, 1978, with authorized common stock of 10,000,000 shares at $0.01 par value.  On January 30, 1980, the authorized common stock was increased to 50,000,000 shares with a change in par value to $0.001.  Effective February 17, 1984, the Company completed a reverse stock split of its common stock at 1 for 5 in conjunction with the acquisition of all of the outstanding stock of PSP Synfuels & Technology, Inc. (PSP), a Michigan corporation, in exchange for 978,750 shares of the Company.

The Company was initially in the business of developing mining claims except for the acquisition of PSP stock as noted above.  The Company’s mining development activity ceased in early 1984 by the transfer of all its assets and the settlement of its liabilities; and then continued in the business of PSP Synfuels & Technology, Inc. until 1987.  The Company has been in the development stage since its inception and has remained inactive since 1987.

NOTE 2 -

SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of the Company is presented to assist in understanding the Company’s financial statements.  The financial statements and notes are representations of the Company’s management who are responsible for their integrity and objectivity.  These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.  The following policies are considered to be significant:

a.

Accounting Method

The Company recognizes income and expenses based on the accrual method of accounting.  The Company has elected a June 30 fiscal year-end.

b.

Cash and Cash Equivalents

Cash equivalents are generally comprised of certain highly liquid investments with original maturities of less than three months.

c.

Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

d.

Basic Net Loss per Share of Common Stock

In accordance with Financial Accounting Standards No. 128, “Earnings per Share,” basic net loss per common share is based on the weighted average number of shares outstanding during the periods presented.  Diluted earnings per share is computed using weighted average number of common shares plus dilutive common share equivalents

PSP INDUSTRIES, INC.

(A Development Stage Company)

Notes to the Financial Statements

NOTE 2 -

SIGNIFICANT ACCOUNTING POLICIES (Continued)

d.

Basic Net Loss per Share of Common Stock (Continued)

outstanding during the period.  There are no common stock equivalents as of September 30, 2008.

e.

Income Taxes

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards Board (SFAS) No. 109, “Accounting for Income Taxes.”  Under this method, deferred income taxes are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which differences are expected to reverse.  In accordance with the provisions of SFAS No. 109, a valuation allowance would be established to reduce deferred tax assets if it were more likely than not that all or some portion of such deferred tax assets would not be realized.  A full allowance against deferred tax assets was provided as of September 30, 2008.

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carryforwards for Federal income tax reporting purposes are subject to annual limitations.  Should a change in ownership occur, net operating loss carryforwards may be limited as to its future use by the Company.

g.

Recent Accounting Pronouncements

In December 2007, the FASB issued SFAS No. 141(R), “Business Combinations” (“SFAS 141(R)”). SFAS 141(R) replaces SFAS No. 141, “Business Combinations”, but retains the requirement that the purchase method of accounting for acquisitions be used for all business combinations. SFAS 141(R) expands on the disclosures previously required by SFAS 141, better defines the acquirer and the acquisition date in a business combination, and establishes principles for recognizing and measuring the assets acquired (including goodwill), the liabilities assumed and any non-controlling interests in the acquired business. SFAS 141(R) also requires an acquirer to record an adjustment to income tax expense for changes in valuation allowances or uncertain tax positions related to acquired businesses. SFAS 141(R) is effective for all business combinations with an acquisition date in the first annual period following December 15, 2008; early adoption is not permitted. The impact of SFAS 141(R) will have on our consolidated financial statements will depend on the nature and size of acquisitions we complete after we adopt SFAS 141(R).

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements-an amendment of ARB No. 51” (SFAS 160). SFAS 160 requires that non-controlling (or minority) interests in subsidiaries be reported in the equity section of the company’s balance sheet, rather than in a mezzanine section of the balance sheet between liabilities and equity. SFAS 160 also changes the manner in which the net income of the subsidiary is reported and disclosed in the controlling company’s income statement. SFAS 160 also establishes guidelines for accounting for changes in ownership percentages and for deconsolidation. SFAS 160 is effective for financial statements for fiscal years beginning on or after December 1, 2008 and interim periods within those years; early adoption is not permitted. The adoption of SFAS 160 is

PSP INDUSTRIES, INC.

(A Development Stage Company)

Notes to the Financial Statements

NOTE 2 -

SIGNIFICANT ACCOUNTING POLICIES (Continued)

f.

Recent Accounting Pronouncements (Continued)

not expected to have a material impact on our financial position, results of operations or cash flows.

In March 2008 the FASB issued SFAS No. 161 ”Disclosures About Derivatives Instruments and Hedging Activities”.  This statement requires enhanced disclosures about an entity’s derivative and hedging activities and thereby improves the transparency of financial reporting.  This statement is effective for financial statements for fiscal years and interim periods beginning after November 15, 2008, with earlier application encouraged.  SFAS No. 161 is not expected to have an impact on the Company’s results of operations, financial condition or liquidity.

In May 2008, the FASB issued Financial Accounting Standard (FAS) No.162, “The Hierarchy of Generally Accepted Accounting Principles.” The statement is intended to improve financial reporting by identifying a consistent hierarchy for selecting accounting principles to be used in preparing financial statements that are prepared in conformance with generally accepted accounting principles.  Unlike Statement on Auditing Standards (SAS) No. 69, “The Meaning of Present in Conformity With GAAP,” FAS No. 162 is directed to the entity rather than the auditor.  The  statement  is effective  60 days  following  the SEC’s approval of the Public  Company  Accounting  Oversight  Board (PCAOB) amendments  to AU Section  411,  “The  Meaning  of Present  Fairly in Conformity  with GAAP,” and is not expected to have any impact on the Company’s results of operations, financial condition or liquidity.

In May 2008, the FASB issued Financial Accounting Standard (FAS) No. 163, “Accounting for Financial Guarantee Insurance Contracts”.  The new standard  clarifies  how FASB  Statement No. 60,  Accounting  and Reporting by Insurance  Enterprises,  applies to financial  guarantee insurance  contracts issued by insurance  enterprises,  including the recognition and measurement of premium revenue and claim liabilities.

It also requires expanded disclosures about financial guarantee insurance contracts.   The  Statement  is  effective  for  financial statements issued for fiscal years beginning after December 15, 2008, and all  interim  periods  within  those  fiscal  years,  except  for disclosures about  the   insurance   enterprise’s   risk-management activities.    Disclosures about   the   insurance    enterprise’s risk-management activities are effective the first period beginning after issuance of the Statement.  FAS No. 163 is not expected to have an impact on the Company’s results of operations, financial condition or liquidity.

PSP INDUSTRIES, INC.

(A Development Stage Company)

Notes to the Financial Statements

NOTE 3 -

NOTES PAYABLE

Notes payable consist of the following:

September 30,

         2008

Note payable to a related individual, 10% interest,

 unsecured, due on demand

34,250

Note payable to an unrelated company, 10% interest,

 unsecured, due on demand

2,700

     Total current notes payable

$

36,950

Accrued interest on notes payable of $3,987 at September 30, 2008 is included in accounts payable and accrued expenses.

NOTE 4 -

EQUITY TRANSACTIONS

On November 15, 2003, the Company effected a 1 for 10 reverse stock split with respect to all common shares outstanding held of record as of the close of business on December 15, 2003. All references to shares issued and outstanding in the financial statements have been retroactively restated to reflect the effects of the reverse stock split.

Effective October 10, 2007, the Company issued 12,387,500 shares of common stock in the conversion and settlement of two notes payable in the principal amount of $6,700.  The total amount converted including accrued interest was $12,388.  The stock was issued at par-value of $0.001 per share.

NOTE 5 -

RELATED PARTY TRANSACTIONS

From time to time shareholders, officers or directors, or relatives of shareholders, officers or directors may pay expenses on behalf of the Company.  These transactions are recorded as either contributions to capital or related party debt.

NOTE 6 -

FINANCIAL INSTRUMENTS

Statement of Financial Accounting Standards No. 107 (SFAS 107), “Disclosures about Fair Value of Financial Instruments” requires disclosure of the fair value of financial instruments held by the Company.  SFAS 107 defines the fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties.  The following methods and assumptions were used to estimate fair value:

The carrying amount of cash equivalents and accounts payable approximate fair value due to their short-term nature.

PSP INDUSTRIES, INC.

(A Development Stage Company)

Notes to the Financial Statements

NOTE 7 -

GOING CONCERN CONSIDERATIONS

As reported in the financial statements, the Company has incurred losses of approximately $179,000 from inception of the Company through June 30, 2008.  The Company’s stockholders’ deficit at June 30, 2008, was $23,463 and its current liabilities exceeded its current assets by the same amount.  Management’s plans to address and alleviate these concerns are as follows:

The Company’s management has developed a strategy of exploring all options available to it so that it can develop successful operations.  As a part of this plan, management is currently seeking a merger candidate with a well capitalized operating company.  In the meantime, shareholders of the Company have committed to the continued funding of the Company via equity and contributed capital.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually attain profitable operations.  The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Item 14.  Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

None; not applicable.

Item 15.  Financial Statements and Exhibits

Financial Statements

Description of Exhibits

Exhibit No.	Title of Document
3.1	Second Amended and Restated Articles of Incorporation, filed December 10, 2003.
3.2	Bylaws

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

PSP INDUSTRIES, INC.

Date:	December 9, 2008	By:	/s/Tom A. Barlow
Tom O. Barlow, President and Director

Date:	December 9, 2008	By:	/s/Eslie O. Barlow
Eslie O. Barlow, Secretary, Treasurer and Director